Exhibit 10.6

                                 NBTY, INC.
                       EMPLOYEES' STOCK OWNERSHIP PLAN
                  (FORMERLY NBTY, INC. PROFIT SHARING PLAN)


                                       Bruce D. Merkur, P.C.
                                       One Penn Plaza
                                       Suite 2828
                                       New York, New York 10119-2892


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                              TABLE OF CONTENTS

ARTICLE I          PURPOSE
ARTICLE II         DEFINITIONS AND CONSTRUCTION
ARTICLE III        PARTICIPATION AND SERVICE
ARTICLE IV         TREATMENT OF PARTICIPANT GENERAL
                   INVESTMENT ACCOUNT
ARTICLE V          CONTRIBUTIONS AND FORFEITURES
ARTICLE VI         PARTICIPANT STOCK
ARTICLE VII        BENEFITS
ARTICLE VIII       TRUST FUND AND INVESTMENT
ARTICLE IX         ADMINISTRATION
ARTICLE X          MISCELLANEOUS
ARTICLE XI         AMENDMENTS AND ACTION BY EMPLOYER
ARTICLE XII        SUCCESSOR AND MERGER OR
                   CONSOLIDATION OF PLANS
ARTICLE XIII       PLAN TERMINATIONS
ARTICLE XIV        LEGAL CONSIDERATIONS


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      THIS AGREEMENT MADE THIS 28th day of December, 1999, by and among
NBTY, INC., a corporation existing under the laws of the State of New York and having its address at 90 Orville Drive, Bohemia, New York 11716 (hereinafter called the "Employer"), and ARTHUR RUDOLPH (care of the above address, as "Trustee")

                             W I T N E S S E T H

      WHEREAS, effective January 1, 1974, the Employer adopted then known as NATURE'S BOUNTY, INC. an Employee Stock Ownership Plan in order to help provide its Employees with adequate retirement benefits; and

      WHEREAS, said Plan and Trust was converted into a Profit Sharing Plan and Trust effective January 1, 1989;

      WHEREAS, effective January 1, 1996, the Employer converted said Profit Sharing Plan and Trust once more into an Employee Stock Ownership Plan and Trust; and

      WHEREAS, Section 12.5 of the Plan permits the Employer to make such amendments which are necessary or desirable and/or to entirely restate the Plan and Trust; and

      WHEREAS, the Employer desires to amend the Plan and Trust to comply with recent changes in the law relating to qualified retirement plans and to reflect said Plan and Trust in a completely restated document; and

      WHEREAS, the officers of the Employer have been authorized and directed to enter into this Agreement;

      NOW, THEREFORE, except where an effective date to the contrary is specifically stated herein, effective January 1, 1999, the Employer does hereby amend and restate NBTY, INC. EMPLOYEES' STOCK OWNERSHIP PLAN as follows:


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                                  ARTICLE I

                                   PURPOSE

      The Employer has converted its Profit Sharing Plan and Trust into an Employee Stock Ownership Plan known as the NBTY, INC. EMPLOYEES' STOCK OWNERSHIP PLAN. The purpose of the Plan is to provide its eligible employees with the benefits of ownership of common stock of NBTY, INC. under the terms of this Plan. The assets of this Plan are to be invested primarily in common stock of NBTY, INC.

      The Plan and its related Trust, which forms a part hereof, are maintained for the exclusive benefit of eligible employees and their beneficiaries and are intended to meet the requirements of a qualified employee stock ownership plan under Sections 401(a), 501(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended.


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                                 ARTICLE II

                        DEFINITIONS AND CONSTRUCTION

      2.1 DEFINITIONS: Words and phrases appearing in this Plan shall have the respective meanings set forth in this ARTICLE, unless the context clearly indicates to the contrary.

            (a) Administrator: The persons appointed pursuant to ARTICLE IX to administer the Plan in accordance with said ARTICLE.

            (b) Allocation Date: For purposes of allocating income and allocating Employer contributions, December 31st of each Plan Year.

            Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer are treated as annual additions to a defined contribution plan.

            (c) Annual Additions: The aggregate of amounts credited to a Participant's accounts from Employer contributions and forfeitures.

            (d) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized


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      Leaves of Absence, and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

            (e) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of
      Section 7.6 to receive any death benefit which shall be payable under the Plan.

            (f) Code: Internal Revenue Code of 1986, as amended from time to time.

            (g) Considered Compensation: For Common-Law Employees shall mean the non-deferred compensation paid or accrued by the Participating Company to the Participant for personal services performed during the Plan Year, including salaries, bonuses, overtime and commissions and for Self-Employed Individuals shall mean Earned Income for the calendar year, ending within the Plan Year. These shall be no reduction for salary reductions under any 401(k) or 125 Plan. Benefits under any qualified plan maintained by the Participating Company, other fringe benefits and reimbursements for expenses shall not be taken into account for Plan purposes.

            Compensation in excess of one hundred fifty thousand dollars ($150,000) as adjusted to reflect changes in the cost of living shall be disregarded and shall not be deemed to be Considered Compensation for purposes hereof. Such amount shall be adjusted at the same time and in such a manner as permitted under Code Section 415(d). In applying this limitation, for Plan Years ending on or before December


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      31, 1996, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent (5%) owner" of the Participating Company or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen
      (19) before the close of the year. If, as a result of the application of such rules the adjusted one hundred fifty thousand dollars ($150,000) limitations is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation. However, for purposes of Section 3.6(a), the preceding sentence shall not apply in determining the portion of the Compensation of a Participant which is below Excess Compensation.

            For Plan Years beginning prior to January 1, 1989, the one hundred fifty thousand dollars ($150,000) limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted. For purposes hereof, "Family Member" means with respect to an affected Participant such Participant's spouse, such Participant's lineal descendants and ascendants and their spouse, all as described in Internal Revenue Code Section 414(2)(b)(e).

            "414(s) Compensation" with respect to any Employee means his "415 Compensation" as defined below paid during a Plan Year. The amount of "414(s) Compensation" during the entire twelve (12) month period ending on the last day of such Plan Year except that for Plan Years beginning prior to the later of January 1, 1992 or the date that is sixty (60) days after the date final Regulations are issued, "414(s)


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      Compensation" shall only be recognized as of an Employee's effective date of participation.

            For purposes of this Section, the determination of "414(s) Compensation" shall be made including salary reduction contributions made on behalf of an Employee.

            "414(s) Compensation" in excess of one hundred fifty thousand dollars ($150,000) shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code
      Section 415(d). However, for Plan Years beginning prior to January 1, 1989, the one hundred fifty thousand dollars ($150,000) limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

            "415 Compensation" shall mean the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with a Participating Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder) paid during the "Limitation Year".

            "415 Compensation" shall exclude (1)(A) contribution made by the Participating Company to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) contributions made by the Participating Company to a plan of deferred compensation to the extent that all or a portion of such contributions are re-characterized as a voluntary

      Employee contribution, (C) Participating Company contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Participating Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For the purposes of this Section, the determination of "415 Compensation" shall be made not including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125,402(a)(8), 402(h)(1)(B) and, in the case of Participating Company contributions made pursuant to a salary reduction agreement, Code Section 403(b).

            The above notwithstanding, the Plan is amended to delete the provision of family aggregation as described in Section 401(a)(17)(A) of the Code which requires certain Plan Participants, the spouse of such Participants and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitation on compensation for a Plan Year.

            (h) Disability: A physical or mental condition which, in the judgement of the Administrator, based upon medical reports and other evidence satisfactory to the Administrator, presumably permanently prevents an Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience.

            (i) Effective Date: January 1, 1974, the date on which the provisions of this Plan became effective. Effective Date of the Restatement shall mean, except where specifically stated herein to the contrary, January 1, 1997.

            (j) Employee: Any person who is receiving remuneration for personal services rendered to the Employer (or would be receiving such remuneration except for an Authorized Leave of Absence).

            "Employee" shall mean any Common-Law Employee or Self-Employed Individual employed by a Participating Company. For purposes of this Plan, a "Self-Employed Individual" shall mean, with respect to any unincorporated business, any individual described in Internal Revenue Code Section 401(c)(1). A "Common-Law Employee" shall mean any Employee other than a Self-Employed Individual.

            Any Leased Employee shall be treated as an Employee of the recipient Participating Company; however, contributions or benefits provided by the Leasing Organization which are attributable to services performed for the recipient

      Participating Company shall be treated as provided by the recipient Participating Company.

            "Leased Employee" shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the recipient.

            (k) Employer: NBTY, INC., Vitamin World, Inc., Puritan's Pride, Vitamin World Guam, NBTY, Inc. NJ, Nutrition Headquarters, Inc. DE, and Dynamic Essentials, Inc. or any successor which may assume the obligations of this Agreement or any other business entity which may, with the consent of the Plan Sponsor, become a party to this Agreement. If at any time two (2) or more companies are parties to this Agreement, a transfer of employment from one Participating Company to another shall not be deemed an interruption of the Employee's service and such service shall be deemed continuous. All provisions of this Agreement, including but ont limited to those provisions relating to contributions and plan termination, shall apply separately and independently to each Participating Company unless otherwise provided by this Agreement or by law.

            (l) Employer Stock: Shares of common capital stock of the NBTY, INC. which constitute "employer securities" under Section 4975(e)(8) of the Internal Revenue Code.

            (m) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

            (n) Fiduciaries: The Employer and the Trustee, but only with respect to the specific responsibilities described in Section 9.1.

            (o) Former Participant: A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full, and therefore, is continuing to participate in the allocation of Trust Fund income.

            (p) Highly Compensated: The term "Highly Compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee mean any Employee who: (A) was a Five Percent (5%) Owner (as defined in Section 416(i)(1) of the Code) of the Participating Company at any time during the current or the preceding year, or (B) for the preceding year - (i) had compensation from the Employer in excess of eighty thousand dollars ($80,000) (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and (ii) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year.

            For this purposes, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year.

            A former Employee shall be treated as a Highly Compensated Employee if: (A) such Employee was a Highly Compensated Employee when such Employee separated from service, or (B) such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder.

            For purposes of this Subsection, the term "compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination will be made without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of Participating Company contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

            For Plan Years beginning after December 31, 1997, for purposes of this Subsection, the term "compensation" mean compensation within the meaning of Section 415(c)(3) of the Code.

            The family aggregation rules required by IRC Section 414(q)(6) of the Code have been deleted from the Plan. This Subsection is subject to the Plan Amendment rules of Section 1.401(a)-5(a) of the Regulations.

            In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Participating Company constituting United States source income within the meaning of Internal Revenue Code Section 861(a)(3) shall not be treated as Employees. Additionally, all affiliated Employers shall be taken into account as a single Employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a Plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Participating Company. The exclusion of

      Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Participating Company's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "Determination Year."

            "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

            "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee.

            (q) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

            (r) Participant Employer Stock Account: The account of a Participant which is credited with his allocable share of Employer Stock purchased and paid for by the Trust, contributed to the Trust or forfeited by other Participants. This account includes Employer stock credited to the participant hereunder both when this Plan was an Employer Stock Ownership Plan and when it was a Profit Sharing Plan.

            (s) Participant General Investment Account: The account of a Participant which is credited with his allocable share of assets other than Employer Stock purchased and paid for by the Trust, contributed to the Trust as forfeited by other Participants. This account includes assets other than Employer Stock credited to the Participant hereunder both when the Plan was an Employee Stock Ownership Plan and when it was a Profit Sharing Plan.

            (t) Plan: NBTY, INC. EMPLOYEES' STOCK OWNERSHIP PLAN, the Plan set forth herein, as amended from time to time.

            (u)   Plan Year: The twelve (12)-month period commencing on

      January 1st and ending on December 31st.

            (v) Profit Sharing Plan Account: A Participant's account maintained hereunder relating to benefits accrued through December 31, 1989 which have not been transferred to a Participant Stock Account and Profit Sharing Account forfeitures.

            (w) Related Employer: Any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code of which the Employer is a component member and each Company (whether or not incorporated) which is under common control with the Employer, as such common control is defined in
      Section 414(c) of the Code and Regulations issued thereunder. For the purpose of applying Section 415 of the Code, "more than fifty percent (50%)" shall be substituted for "at least eighty percent (80%)" each place it appears in Section 1563(a)(1).

            (x) Service: The period of a Participant's employment considered in the determination of his eligibility for benefits under the Plan and his vested interest.

            (y) Suspense Account: The account used to reflect stock acquired with loan proceeds pursuant to Section 8.3.

            (z) Trust (or Trust Fund): The fund maintained under the NBTY, INC. EMPLOYEES' STOCK OWNERSHIP PLAN in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

            (aa) Trustees: The individuals appointed by the Board of Directors of the Employer to be Trustees under the Trust.

            (bb) Unallocated Stock Account: The interim account used to reflect unleveraged stock acquisitions by the Trust prior to the allocation of such stock to the Participant Stock Accounts.

      2.2 CONSTRUCTION: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular to include the plural, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan not to any particular provision or Section. ARTICLE and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

                                 ARTICLE III

                          PARTICIPATION AND SERVICE

      3.1 PARTICIPATION: An Employee shall become a Participant as of the January 1st or July 1st coincident with or next following the date he has completed a twelve (12) month period of at least one thousand (1,000) Hours of Employment as determined under Section 3.5 provided he has attained the age of twenty and one-half (20 1/2) and provided he is not an Employee covered by a collective bargaining agreement between Employee representatives and a Participating Company if there is evidence satisfactory to the Internal Revenue Service that retirement benefits have been the subject of good faith bargaining between such parties. Such twelve
(12) month periods shall be measured by anniversaries of the date the Employee's employment commenced.

      3.2 SERVICE: A Participant's eligibility for benefits under the Plan shall be determined by his period of Service. Service shall be based on calendar years of employment, disregarding any years when the Participant had fewer than one thousand (1,000) Hours of Employment determined under Section 3.5.

      Any provision hereof to the contrary, notwithstanding, an Employee shall be credited with service with NUTRITION HEADQUARTERS, INC. and NUTRO LABORATORIES, INC. for all purposes hereunder.

      3.3 PARTICIPATION AND SERVICE UPON REEMPLOYMENT: Except for the continuing Participation in Trust Fund Income of a Former Participant, Participation in the Plan shall cease upon termination of employment with an Employer. Employment shall be considered terminated only if an Employee is not on an Authorized

Leave of Absence and is no longer receiving or entitled to receive credit for hours of employment under Section 3.3 Typically, termination of employment will have resulted from Retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with an Employer or to retire by the date on which an Authorized Leave of Absence expired.

      Upon an Employee's termination of employment, a Year during which the Employee completes less than five hundred (500) hours of employment due to a termination of employment, shall constitute a Break in Service.

      Upon the re-employment of any person who had previously been employed by the Employer, the following rules shall apply in determining his Participation in the Plan and his Service under Section 3.2:

            (a) Participation: Before a Break in Service -- If the Employee is rehired before he has a one (1)-Year Break in Service, he shall participate in the Plan as of the date of his reemployment or, if later, the date he meets the eligibility requirements under
      Section 3.1. In addition, if a terminated Participant is rehired before he has a one-year Break in Service, he may also be entitled to a beginning accounts as provided in Section 4.3.

            (b) Participation: After a Break in Service -- If an Employee is rehired after he has a one (1)-Year Break in Service, but prior to cancellation of his prior Service (as determined below), he shall participate in the Plan on the date of his reemployment of if later on the date he meets the eligibility requirements under Section 3.1. However, if such an Employee is rehired after cancellation of his prior Service (as determined below), he shall participate or re-participate in the Plan on the date he meets the eligibility requirements under Section 3.1.

            (c) Service: For Vested Participants -- In the case of a Participant who was vested when his period of employment terminated, any Service attributable to his prior period of employment shall be reinstated as of the date of his reparticipation.

            (d) Service: For Other Employees -- In the case of a re-employed Employee who was not a Participant in the Plan during his prior period of employment or in the case of a Participant who was not vested when his prior period of employment terminated, any Service attributable to his prior period of employment shall not be cancelled and shall be restored only if only of one of the following applicable.

                  (1) The number of his consecutive years of Break in Service was less than the aggregate number of years of his pre-break Service (determined under Section 3.2 without regard to whether participation in the Plan had commenced), or

                  (2) The Employee's Break in Service commenced on or after May 1, 1986 and the number of his consecutive years of Break in Service was less than five (5), or

                  (3) The Employee's Break in Service commenced on or after May 1, 1986 due to a "maternity or paternity leave" and the number of his consecutive years of Break in Service was less than the aggregate number of years in his pre-break Service plus one year (considering Service determined under Section 3.2 without regard to whether participation in the Plan had commenced), or

                  (4) The Employee's Break in Service commenced on or after May 1, 1986 due to a "maternity or a paternity leave" and the number of his consecutive years of Break in Service was less than six (6) years.

                  For the purpose of this Plan, "maternity or paternity
            leave" means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption. The Administrator shall determine, under rules of uniform application and based on information provided to the Administrator by the Employee whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave."

      Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

      3.4   TRANSFERS:

            (a) Transfers between several Employers who may be covered Employees hereunder, shall not interrupt Plan Participation or Service credit hereunder.

            (b) For the purposes of determining eligibility to participate in the Plan, and Service under Section 3.2, an Employee shall receive recognition of his employment by any Related Employer, provided that all such employment is determined in accordance with the reemployment provisions of Section 3.3.

            (c) If a Participant is transferred to employment with a Related Employer, or to a position with an Employer which makes him ineligible for continued coverage under the Plan, his participation under the Plan shall be suspended, provided, however, that during the period of his employment in such ineligible position: (i) his Participant Stock Account shall receive no Employer contribution or Forfeiture allocations under Section 6.2(c), (ii) he shall continue to participate in Income allocations pursuant to

      Section 6.2(a); and (iii) the provisions of ARTICLE VII shall continue to apply.

            (d) For the purposes of this Section 3.4, Related Employer shall mean (i) any corporation which is a member of the controlled group of corporations of which an Employer is a part; (ii) any trade or business which is under common control with an Employer, and (iii) any member of an affiliated service group which includes an Employer, all as defined by Section 414 of the Internal Revenue Code.

      3.5 HOURS OF EMPLOYMENT: Under this ARTICLE III, hours of employment shall include the following:

            (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer, including any period of accrued vacation for which Compensation is paid upon termination of employment.

            (b) Up to five hundred one (501) hours of any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by an Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence; excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly; or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, without duplication of hours provided above, and subject to the five hundred one (501)-hour restriction for periods described in the foregoing Subparagraph (b).

            The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans. The periods of absence described as Service in Section 3.2 shall be credited in addition to, but not in duplication of, the periods described in the foregoing provisions.

                                 ARTICLE IV

                        CONTRIBUTIONS AND FORFEITURES

      4.1 EMPLOYER CONTRIBUTIONS: For Plan Year the Employer will contribute in cash or Employer stock amounts, if any, that the Employer's Board of Directors, in its sole discretion may authorize and direct to be paid. Contributions made in Employer Stock will be allocated to a Participant's Employer Stock Agreement and contributions made in asset other than Employer Stock will be allocated to a Participant's General Investment Account. The Employer contribution will be allocated to share participants who have completed at least one thousand (1,000) Hours of Service during the Plan Year and who are employed on the last day of the Plan Year allocation will be made in the ration that the Participant's Considered Compensation bears to the Considered Compensation of all Participants.

      4.2 PAYMENT: The Employer's total annual contribution shall be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Employer for its fiscal year ending coincident with the Plan Year for which the contribution is made. Any contribution shall in the sole discretion of the Employer's Board of Directors be (i) used to purchase available Employer Stock; or (ii) allocated to Participants' Stock Accounts; provided, however, that to the extent required, any cash contributions shall be used to repay any portion of a loan made by the Plan under Section 8.3.

      If an Employer's contribution is made in shares of Employer Stock, the Employer Stock will be valued at the average of closing prices of the Employer Stock as quoted on any system (such as NASDAQ) sponsored by a national securities association, or as reported on any national securities exchange if such Employer Stock is at any time after the Effective Date hereof listed on a national exchange, for each day, the Employer Stock is in fact traded during the twenty (20) trading day period immediately preceding the date of the contribution. While the Employer Stock is not in fact traded on an exchange or in the over-the-counter market on at least ten (10) of said twenty (20) immediately preceding trading days, or the Employer Stock is neither listed on a national exchange or quoted on a national quotation system, the value of the Employer Stock shall equal its fair market value as of the date of the contribution, as determined in good faith by the Trustees utilizing the services of an Independent Appraiser as provided in Section 9.12.

      4.3 MAXIMUM CONTRIBUTIONS: The aggregate amount of contributions made by the Employer shall not exceed fifteen percent (15%) of the aggregate compensation (as defined in Section 415(c)(3) of the Internal Revenue Code) of all Participants during the Plan Year, except as provided in this Section 4.3. For any Plan Year with respect to which Employer contributions are applied to repay any portion of a loan made to the Plan under Section 8.3, the total amount of Employer contributions used to repay principal on all such loans shall not exceed twenty-five percent (25%) of such aggregate Participant compensation for the Plan Year. The Employer may contribute any amount in excess of the maximum for the Plan Year, without limitation, for the purpose of paying interest on such loans. Furthermore, the contributions made by the Employer to this Plan, when combined with any other qualified plans, shall not exceed the maximum allowable deductions permitted under Section 404 of the Internal Revenue

Code.

      4.4 NO CONTRIBUTIONS BY PARTICIPANTS: Participants are neither required nor permitted to make any contributions under this Plan.

      4.5. DISPOSITION OF FORFEITURES: Upon termination of employment, a Participant's Forfeitures, if any, shall be reallocated to the other eligible Participants as of the end of the Plan Year in which his employment terminated and shall be added to the Employer contribution for purposes of such allocation. However, such Forfeitures may be reinstated, subject to the provisions of this Section.

      If the terminated Participant returns to the employ of his Employer before five (5) years has elapsed since the date of his termination of employment, and if the Participant repays, within the five (5)-year period following his re-employment date, the amount of the distribution, if any, he received from his accounts at his previous termination of employment, the repaid amount and an amount equal to the Forfeitures resulting from his previous termination of employment shall become the beginning balances in his new Accounts. Until and unless a Forfeiture is reinstated under the preceding sentence, the reemployed Participant's beginning balances in his new Accounts shall be zero.

      No forfeiture will occur prior to the earlier of the distribution of a participant's entire vested account balance or the completion of five (5) consecutive one (1) year breaks in service.

      If the present value of any nonforfeitable accrued benefit (taking into account benefits derived from both employer and employee contributions) is, or at the time of any prior distribution was, in excess of five thousand five hundred dollars ($5,000), such benefit shall not be immediately distributed without the consent of the participant and, when applicable, the participant's spouse.

      A forfeiture shall actually occur upon the earlier of:

            (a) The distribution of the entire vested portion of a Participant's Company Contribution Account, or

            (b) The last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-Year Break in Service.

      4.6 LIMITATIONS ON ANNUAL ADDITIONS: Notwithstanding anything contained herein to the contrary, allocation of Employer contributions for any Plan Year shall be subjected to the following:

      The Employer contributions during any Plan Year to any Participant's Account shall not exceed the lesser of thirty thousand dollars ($30,000) (or such other dollar amount which results from cost-of-living adjustments under Section 415(d) of the Code) or twenty-five percent (25%) of the Participant's Compensation from the Employer and all Related Companies. In addition, the increased limitations provided in Section 415(c)(6) of the Internal Revenue Code shall be applicable if appropriate. In the event that annual additions to all the accounts of a Participant would exceed the aforesaid limitations, they shall be reduced in the following priority:

            (a) Allocation of any excess to the accounts of the other Participants in proportion of the Compensation of said other Participants until the accounts of said other Participants reach the limits of the first sentence of this Paragraph,

            (b) Any additional amounts shall be held in the trust for allocation to Participant Accounts in later years in proportion to Compensation in later years, such allocation to occur as rapidly as may be done without violating the limits of the first sentence of this Paragraph (b).

            If the Employers of any Related Employer contributes amounts, on behalf of Employees covered by this Plan, to other "defined contribution plans" as defined in Section 3(34) of ERISA, the limitation on annual additions provided in this Section 6.7 shall be applied to annual additions in the aggregate to this Plan and such other plans. Reduction of annual additions, where required, shall be accomplished first by reductions under such other plans pursuant to the directions of the named Fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans and then by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

            In any case in which a Participant under this Plan is also a Participant under a "defined benefit plan" as defined in ERISA
      Section 3(35) or is a Participant under a defined benefit plan and other defined contribution plans maintained by the Employer or a Related Employer, the sum of the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code) shall not exceed one point zero (1.0).

            Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other defined benefit plan or plans, then reducing contributions or allocating excess in the manner and priority set out above with respect to other defined contribution plans, and finally by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

      4.7 TOP-HEAVY PROVISIONS: The following provisions shall become effective in any Year in which the Plan is determined to be a Top-Heavy Plan.

            (a) Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year, (1) the value of the Participant Stock Accounts, (but not including any allocations to be made as of such last day of the Year except contributions actually made or before that date and allocated pursuant to Section 4.3) of Participants who are Key Employees (as defined in Section 416(i) of the Internal Revenue Code, but in making such determination considering compensation as defined in Section 1.415-2(d) of the Income Tax Regulations) exceeds sixty percent (60%) of the value of the Participant accounts (but not including any allocations to be made on or before that date and allocated pursuant to Section 4.3) of all Participants (the "sixty percent (60%) Test"); or (2) the Plan is part of a required aggregation group as defined below and the required aggregation group is top-heavy. However, and notwithstanding the results of the sixty percent (60%) test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a required or permissive aggregation group as defined below which is not top-heavy.

            (b) Minimum Vesting: In the event this Plan is Top Heavy, the special Top Heavy vesting schedule under Section 7.4 hereof shall apply.

            (c) Minimum Allocation: For any Plan Year during which the Plan is deemed to be a Top-Heavy Plan, a non-Key Employee who is not a Participant in a defined benefit plan sponsored by the Employers, who is eligible to participate hereunder and who is actively employed by an Employer on the last day of the Plan Year, shall receive an allocation of a minimum Employer contribution. Such minimum contribution shall be a percentage of the non-Key Employee's Compensation for the plan year equal to three percent (3%) or, if less, the highest percentage of Compensation of Employer contribution allocation to a Key Employee for such Plan Year under all defined contribution plans including Section 401(K) Plans.

            (d) Compensation Limitation: For any Plan Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in
      Section 416(d) of the Internal Revenue Code shall apply.

            (e) Change in Top-Heavy Status: If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Subsection (b) of this section shall continue to apply in determining the vested percentage of any Participant who had at least five (5) years of Service as of December 31st in the last Plan Year of top-heaviness. For other Participants, said schedule shall apply only to their Participant Stock Account balance as of such December 31st.

            (f) Impact on Maximum Benefits: For any Plan Year in which the Plan is a Top-Heavy Plan, Section 4.7 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein, except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

            (g)   Aggregation with Other Plans:

                  (i) Required Aggregation: If a Key Employee under this Plan also participates in another Plan of the Employers which is qualified under Internal Revenue Code Section 401(a) or which is a simplified employee pension plan under Internal Revenue Code Section 408(k), or if this Plan and another plan must be aggregated so that either this Plan or the other Plan will meet the anti-discrimination and coverage requirements of Internal Revenue Code Section 401(a)(4) or 410, then this Plan and any such other Plan will be aggregated for purposes of determining top-heaviness. This Plan will automatically be deemed top-heavy if such required aggregation of plans is top-heavy as a group and will automatically be deemed not top-heavy if such required aggregate of plans is not top-heavy as a group.

                  (ii) Permissive Aggregation: Any other Plan of the Employers which is qualified under Internal Revenue Code
            Section 401(a) or which is a simplified employee pension plan under Internal Revenue Code Section 408(k), and which is not in the required aggregation referenced in (i) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (i) above) for purposes of determining top-heaviness if such aggregation would continue to meet the anti-discrimination and coverage requirements of Internal Revenue Code Sections 401(a)(4) and 410. This Plan will automatically be deemed not top-heavy if such permissive aggregation of plans is not top-heavy as a group.

                  (iii) Determining Aggregation Top-Heavy Status: The top-
            heavy status of the plans as a group is determined by aggregating the plans' respective top-heavy determinations that are made as of determination dates that fall within the same calendar year.

                  (iv) For a plan year in which the plan is Top Heavy, each non-key employee shall receive a minimum contribution, provided that the participant has not separated from service by the end of the year, regardless of whether the non-key employee has less than one thousand (1,000) hours of service (or its equivalent).

                  (v) Should the Plan Sponsor ever maintain a defined benefit plan and a defined contribution plan covering the same participants, any minimum required Top Heavy benefits will be provided under this plan.

                                  ARTICLE V

                          TREATMENT OF PARTICIPANT

      5.1 MAINTENANCE OF PARTICIPANT GENERAL INVESTMENT ACCOUNTS: A Participant General Investment Account for each Participant hereunder. As of each Allocation Date, the Trustees shall determine the market value of Participant General Investment Accounts. All will be adjusted as of each Allocation Date to reflect income, realized and unrealized projects, and losses and expenses attributable to the accounts. Such allocation shall be made based upon a ratio of beginning account balances. Forfeitures shall be allocated in accordance with Section 5.5 hereof.

      5.2 Unless otherwise required by applicable law, the maintenance of all Participant General Investment Account balances shall be for bookkeeping purposes only and no segregation of Trust Fund assets to any Participant shall be required. As soon as possible after the annual allocations to the Participant General Investment Accounts of each Participant has been made, the Trustees shall notify each Participant with respect to the status of such account. This allocation and notification shall not vest in any Participant any right, title, or interest in the trust, except to the extent, at the time or times and upon the terms and conditions set forth herein.

                                 ARTICLE VI

                              PARTICIPANT STOCK

      6.1 PARTICIPANTS' STOCK ACCOUNTS: The Employer shall maintain a Participant Employer Stock Account in the name of each Participant and such account shall be credited annually as of each Allocation Date with certain amounts allocated to such Participant. Unless otherwise required by applicable law, the maintenance of all Participants' Stock Accounts shall be for bookkeeping purposes only and no segregation of Trust Fund assets shall be required.

      6.2 PARTICIPANTS' STOCK ACCOUNTS IN GENERAL: As soon as practicable after the Employer has made the annual allocations to the Participant Stock Account of each Participant, the Trustees shall notify each Participant with respect to the status of such Participant's Stock Account as of such date. Such allocation and notification shall not vest in any Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth herein.

      6.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES: As of each Allocation Date, the total number of shares and fractional shares of Employer Stock contributed to the Trust, purchased by the Trust with cash contributions by Employers, or released from the Suspense Account pursuant to Section 8.3 during the Plan Year shall be computed and allocated along with any Forfeitures relating to Participant Stock Accounts which have arisen during such Plan Year.

      The allocation of Employer Stock shall be made according to ARTICLE IV hereof.

      6.4 ALLOCATION OF CASH DIVIDENDS: Cash dividends on Employer Stock allocated to a Participant's Employer Stock Account shall be credited to that Participant's Employer Stock Account. Cash dividends on unallocated shares of Employer Stock shall be allocated in accordance with the provisions of Section 6.5. Any dividends may, in the sole discretion of the Administrator, be distributed to the Participants or used to repay a loan under Section 8.3.

      6.5 ALLOCATION OF EARNINGS AND LOSSES: As of each Allocation Date, the Trustees shall determine the fair market value of the assets relating to Participant Employer Stock Accounts. The Trustees shall allocate the net earnings and gains or losses related to the Participants' Employer Stock Accounts since the prior Allocation Date to the accounts of the Participants. Dividends shall be allocated based on relative beginning Participant's Account share balances less any distributions actually paid. Interest and other earnings shall be allocated based on relative beginning cash balance less any distributions actually paid. The Trustees may also make such other adjustments to the Participant Stock Employer Accounts as it deems necessary and appropriate in order to achieve an equitable allocation of the net earnings and gains or losses as long as it does so in a uniform and non-discriminatory manner. In determining the market value of Employer's Stock for purposes of this ARTICLE, Section 4.2 shall apply.

      6.6 INTERIM ACCOUNTINGS: Employer Stock when initially acquired by the Trustees shall be credited to the Unallocated Stock Account or Suspense Account, which accounts shall be measured in shares. As of each Allocation Date, the balance in the Unallocated Stock Account shall be allocated to Participant Employer Stock Accounts in the manner described in Section 6.3. The balance in the Suspense Account shall be released in accordance with Section 8.3(b) and allocated in the manner described in Section 6.3.

      6.7   VOTING AND EXERCISING OTHER RIGHTS OF SECURITIES:

            (a) Each Participant shall be entitled to direct the Trustees as to the manner in which Employer Stock represented by such Participant's
      Employer Stock Account is to be voted and as to the manner in which rights other than voting rights with respect to such Employer Stock are to be exercised. There shall be, in effect, a complete pass through of corporate voting rights to Participants hereunder.

            (b) The Trustees shall notify Participants of each occasion for the exercise of voting rights within a reasonable period (not less than thirty (30) days, unless such period is impossible or impractical) before such rights are to be exercised.

            (c) The Trustees shall take whatever steps are reasonably necessary to allow Participants to exercise rights other than voting rights of Employer Stock represented by the Participant Employer
Stock
      Account of such Participant.

            (d) The number of shares to which each Participant entitled to vote shall have the right to direct the exercise of the rights thereof shall be determined for any record date by the number of shares allocated to the Participant's Stock Account on the last Allocation Date.

            (e) The Trustees shall vote fractional shares by combining the directions on voting of such fractional shares to the extent possible.

            (f)   The Trustees shall vote any shares in the Unallocated
Stock
      Account and in the Suspense Account in the same proportion and in the same manner as the shares in the Participant Stock Accounts are voted by the
      Participants.

            (g) The Trustees shall make no recommendation regarding the manner of exercising any rights under this Paragraph, including whether or
      not such rights should be exercised.

      6.8 PUT OPTION: If, and only if, the Employer Stock, is not readily tradable on an established market, then any Participant, who is otherwise entitled to a distribution from the Plan, shall have the right (hereinafter referred to as "Put Option") to require that his Employer repurchase any Employer Stock under a fair valuation formula established by the Independent Appraiser appointed pursuant to Section 9.2 hereof. The Put Option shall only be exercisable during the sixty (60) day period immediately following the date of distribution and if the Put Option is not exercised within such sixty (60) day period, then it can be exercised for an additional period of sixty (60) days in the following Plan Year. This Put Option shall be non-terminable within the meaning of Internal Revenue Service Regulation 54.4975-11(a)(ii).

      The amount paid for Employer Stock under the Put Option shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the Put Option and not exceeding five (5) years such mode of payment to by the Employer in its sole discretion. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this Paragraph.

      6.9 ALLOCATION OF EMPLOYER STOCK: Any provision hereof to the contrary notwithstanding, at any time Employer Stock and assets other than Employer Stock are to be allocated hereunder to the accounts of Participants and former Participants then, to the greatest extent possible without resulting in discrimination in favor of Highly Compensated Employees, Employer Stock shall be allocated to the accounts of Participants and assets other than Employer Stock shall be allocated to the Accounts of former Participants.

                                 ARTICLE VII

                                  BENEFITS

      7.1 WITHDRAWALS DURING EMPLOYMENT: Subject to Section 7.7, there shall be no in-service withdrawals (including loans) made to a Participant. Distributions may only be made on account of retirement, termination of employment, death, or Disability.

      An employee's right to his or her normal retirement benefit is nonforfeitable on attainment of normal retirement age, as defined in Code
Section 411(a)(8).

      7.2 RETIREMENT OR DISABILITY: If a Participant's employment with the Employer is terminated at or after he attains age sixty-five (65) and completes five (5) Years of Participation (Retirement), or if his employment is terminated at any earlier age because Disability, he shall be vested in, and entitled to receive, one hundred percent (100%) of the entire amount then in each of his accounts. Payment of benefits due under this Section shall be made in accordance with Section 7.5.

      7.3 DEATH: In the event that the termination of a Participant is caused by his death, his Beneficiary shall be vested in and paid one hundred percent (100%) of the entire amount then in each of his accounts. Payment of benefits due under this Section shall be made to the Beneficiary in accordance with Section 7.5.

      7.4 TERMINATION FOR OTHER REASONS: If a Participant's employment with the Employer is terminated before age sixty-five (65), and the completion of five (5) Years of Participation for any reason other than Disability or death, the Participant shall be entitled to an amount equal to a percentage of the balances then credited to his Participant General Investment Account and Participant Employer Stock Account and such balances shall include Forfeiture amounts eligible for reinstatement pursuant to Section 5.5 but not yet allocated. A participant's vested percentage, whether the participant is terminated from employment or not, shall be determined according to the following schedule:


      Years of Service           Vested Percentage
      ----------------           -----------------

      Less than 5                         0%
      5 Years or more                   100%

      However, such percentage shall be determined in accordance with the following schedule, if the Plan is Top Heavy:


      Years of Service           Vested Percentage
      ----------------           -----------------
      Less than 2                         0%
      2 Years but less than 3            20%
      3 Years but less than 4            40%
      4 Years but less than 5            60%
      5 Years but less than 6            80%
      6 Years or more                   100%

      Payment of benefits due under this Section shall be made in accordance with Section 7.5.

      Any Participant working in the Petite Fleur Division of the Plan Sponsor on as of March 6, 1998 shall be deemed to have terminated their employment with the Plan Sponsor and shall receive a distribution of his benefits hereunder as soon as possible after that date.

      The above notwithstanding any Participant working in the Petite Fleur Division of the Plan Sponsor as of March 6, 1998 shall be fully vested in all of his accounts hereunder irrespective of his Years of Service.

      7.5 PAYMENT OF BENEFITS: Distribution of stock or cash under Sections 7.2, 7.3 and 7.4 shall be in the form of a lump sum or in installments over a period not exceeding fifteen (15) Years. Unless the Participant elects otherwise, the distributions shall commence no later than one (1) year after the close of the Plan Year in which the Participant terminates employment due to death, Disability or Retirement and no later than five (5) years after the close of the Plan Year in which Participant terminates employment for any other reason.

      In the case of a Participant who terminates employment due to death, Disability or Retirement, the Participant or his Beneficiary, as the case may be, shall receive a distribution based on the most recent Allocation Date.

      Distributions related to the Participant's Employer Stock Account will be made in Employer Stock. The Participant General Investment Account will be distributed in the form of cash or employer stock. Employer Stock will be valued for distribution purposes at the price determined under the last annual valuation made in accordance with Section 5.2 hereof. The Administrator shall follow the Beneficiary designation under Section 7.6 in the case of a distribution on account of Participant's death.

      7.6 DESIGNATION OF BENEFICIARY: Designation of a Beneficiary or Beneficiaries under the Plan shall be governed by the following rules:

            (a) Designation Procedure: Subject to the provisions of Subsection (b) below, each Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Administrator and will be effective only when filed with the Administrator during the Participant's lifetime.

      Each Beneficiary designation filed with the Administrator will cancel all Beneficiary designations previously filed with the Administrator. The revocation of a Beneficiary designation no matter how effected, shall not require the consent of any designated Beneficiary except as provided in Subparagraph (b) below.

            (b) Spousal Consent: No Beneficiary designation shall be effective under the Plan unless the participant's spouse consents in writing to such designation, the spouse's consent acknowledges the effect of such designation and the spouse's signature is witnessed by a Plan representative which shall include a member of the Administrator or a notary public. Any Beneficiary designation previously made by a Participant shall be automatically revoked upon the marriage or remarriage of a Participant.

      Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if:

                  (i) The spouse is designated as the sole primary beneficiary by the Participant, or

                  (ii) It is established to the satisfaction of the Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

      Any consent by a spouse or any determination that the consent is not required pursuant to Paragraphs (i) or (ii) above, shall be effective only with respect to such spouse.

            (c) Lack of Designation: If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in accordance with the following order of priority:

                  (i) To the Participant's surviving spouse, or if there be none surviving,

                  (ii) To the Participant's children, in equal parts, or if there be none surviving,

                  (iii) To the Participant's father and mother, in equal
            parts, or if there be none surviving,

                  (iv)  To the Participant's estate.

      7.7 MINIMUM DISTRIBUTIONS: Unless otherwise elected by a Participant, benefits to which a Participant is entitled shall commence no later than (1) his sixty-fifth (65th) birthday or (2) his termination of employment.

            (i) The distribution of benefits to any person having an ownership interest of more than five percent (5%) in any Participating Company must commence no later than the first day of April following the calendar year in which such individual attains the Age of seventy and one-half (70 1/2).

            (ii) The distribution of benefits to any other individual must commence no later than the first day of April following the calendar year in which the later of termination of employment or Age seventy and one-half (70 1/2) occurs.

            (iii) If a Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (iv) If a Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                  (A) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death; or

                  (B) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the date on which the Participant would have attained Age seventy and one-half (70 1/2), and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

            (v) For the calculation of distributions to a non-spouse, the life expectancy will be calculated at the time payment first commences and payments for any twelve (12) consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution first commenced.

            (vi) Where an initial payment must be made on April 1st of the year following the year in which the Participant meets the requirement for a distribution, the second payment shall be distributed no later than December 31st of the same calendar year and each succeeding payment shall be distributed no later than December 31st thereafter.

      The above notwithstanding, any election made in accordance with Code
Section 401(a) before January 1, 1984, shall take precedence over the provisions of Sections 7.7(i) through 7.7(vi).

      7.8 NON-ALIENATION OF BENEFITS: Except with respect to federal income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kin, either voluntary or involuntary, including any such liability which is for alimony or there payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      Notwithstanding the above, the Administrator shall direct the Trustee to comply with a Qualified Domestic Relations Order (Q.D.R.O.).

      A Qualified Domestic Relations Order is a judgement, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("Alternate Payee") and which:

            (a) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and

            (b) Specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order
      (ii) the amount or percentage of the participant's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

            (c)   Does not require the Plan to


                  (i) Provide any type or form of benefit or any option not otherwise provided under the Plan;

                  (ii) Pay any benefits to any Alternate Payee prior to the earlier of the affected Participant's termination of employment or the earlier of either (I) the earliest date benefits are payable under the Plan to a Participant, or (II) the later of the date the Participant attains age fifty (50) or the earliest date on which the Participant could obtain a distribution from the Plan if the Participant separated from service;

                  (iii) Pay any benefits which are not vested under the
            Plan;

                  (iv)  Provide increased benefits, or

                  (v) Pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

      For purposes of this Plan, an Alternate Payee who had been married to the Participant for at least one year may be treated as a spouse with respect to the portion of the Participant's benefit in which such Alternate Payee has an interest provided that the Qualified Domestic Relations Order provides for such treatment. However, under no circumstances may the spouse of an Alternate Payee (who is not a Participant hereunder) be treated as a spouse under the terms of the Plan.

      Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Administrator shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment decree order and shall notify the affected Participant and any Alternate Payee of the Administrator's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order.

      The Administrator shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding Paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Administrator and shall include such other provisions as the Administrator shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

      During any period in which the issue of whether a judgment, decree or order is a Qualified Domestic Relations Order is being determined (by the

Administrator, a court of competent jurisdiction or otherwise), the Administrator shall account for separately the amount, if any, which would have been payable to the Alternate Payee during such period if the judgment, decree or order had been determined to be a Qualified Domestic Relations Order.

      If the judgment, decree or order is determined to be a Qualified Domestic Relations Order within the eighteen (18)-month period following the receipt by the Administrator of the Qualified Domestic Relations Order, then payment of the amount shall be paid to the appropriate Alternate Payee. If such a determination is not made within the eighteen (18)-month period, the amount shall be returned to the Participant's accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order, judgment or decree had been received by the Administrator.

      7.9 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

            (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten

      (10) years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

            (b) "Eligible Retirement Plan" shall mean an Individual Retirement Account described in Section 408(a) of the Code, an Individual Retirement Annuity described in Section 408(b) of the Code, an Annuity Plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an Individual Retirement Account or Individual Retirement Annuity.

            (c) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

            (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                ARTICLE VIII

                          TRUST FUND AND INVESTMENT

      8.1 TRUST FUND: All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the initial and continued qualification of the Plan under the Internal Revenue Code, including any amendments to the Plan, and upon the deductibility under
Section 4040 of the Internal Revenue Code of contributions made to provide Plan benefits. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under
Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one (1) year after payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

      Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefits of the Employers.

      8.2 INVESTMENT OF THE TRUST FUND: The Trustee shall invest the Trust Fund primarily in Employer Stock. The Administrator may direct the Trust to incur debt from time to time to finance the acquisition of Employer Stock by the Trust Fund. The Trustee may also invest the Trust Fund in other prudent investments which are permissible investments for insurance companies in the State of New York.

      8.3   LOANS:

      (a) The Administrator may direct the Trustees to incur a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of Section 4975(d)(2) of the Code and regulations thereunder. A loan shall be used primarily for the benefit of Plan Participants and their Beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Employer Stock, to repay the loan or to repay any prior loan. Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against he Plan. Any such loan shall be secured solely by shares of Employer Stock acquired with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan. Such stock pledged as collateral shall be placed in a Suspense Account and released pursuant to part (b) below as the loan is repaid. Employer Stock released form the Suspense Account shall be allocated in the manner described in Section 6.3. No person entitled to payment under a loan made pursuant to this Section shall have recourse against any Trust fund assets other than the stock used as collateral for the loan, Employer contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions. Participating Employer contributions made with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Employer at the time such contributions made.

      (b) Any pledge of stock as collateral under this Section shall provide for the release of shares so pledged upon the payment of any portion of the loan.

Shares so pledged shall be released in the proportion that the principal and interest, paid on the loan for the Plan Year bears to the aggregate principal and interest, paid for the current Plan Year and each Plan Year thereafter, as provided in Treasury Regulation 54.4975-7(b)(8).

      (c) Payments of principal and interest on any loan under this Section shall be made by the Trustees at the direction of the Administrator solely from: (i) Employer contributions available to meet obligations under the loan, (ii) earnings from the investment of such contributions, (iii) earnings attributable to stock pledged as collateral for the loan, (iv) the proceeds of a subsequent loan made to repay the loan, and (v) the proceeds of the sale of any stock pledged as collateral for the loan. The contributions and earnings available to pay the loan must be accounted for separately by the Administrator until the loan is repaid.

      (d) Subject to the limitations in Section 6.7 on annual additions to a Participant's Account, assets released from a Suspense Account by reason of payment made on a loan shall be allocated immediately upon such payment to the accounts of all Participants who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

      8.4 DIVERSIFICATION. Any Plan Participant who has attained age fifty-five (55) and completed ten (10) years of Plan participation shall have the right to make an election to direct the Plan as to investment of his account. Such a Participant may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined in Section 401(a)(28) of the Code) to diversify twenty-five percent (25%) of his account, less any amount to which a prior election applies. In the case of the last year to which an election applies, fifty percent (50%) shall be substituted for twenty-five percent (25%).

      The Plan shall meet the requirements of Section 401(a)(28) by either
(i) offering at least three (3) investment options selected by the Trustees to apply to all applicable Participants on a uniform nondiscriminatory basis or (ii) the portion of the participant's account covered by the election under clause (i) of Section 401(a)(28) of the Code is distributed within ninety (90) days after the period during which the election is made.

                                 ARTICLE IX

                               ADMINISTRATION

      9.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions provided for under Section 4.1, and shall have the sole authority to appoint and remove the Trustees and members of the Administrator, and to amend or terminate, in whole or in part, this Plan or the Trust. The Employer shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Administrator shall have the specific delegated powers and duties described in the further provisions of this ARTICLE IX, and such further powers and duties as hereinafter may be delegated to it by the Employer. The Trustees shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

      9.2 APPOINTMENT OF ADMINISTRATOR: A Administrator consisting of at least three persons shall be appointed by and serve at the pleasure of the Board of Directors of the Employer to the Plan. All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustees out of the principal or income of the Trust Fund. Any members of the Administrator who are Employees shall not receive compensation with respect to their services for the Administrator.

      9.3 CLAIMS PROCEDURE: The Administrator shall make all determinations as to the right of any person to a benefit. Any denial by the Administrator of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Administrator and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Administrator's ability in a manner that may be understood with legal or actuarial counsel. In addition, the Administrator shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, either may appeal to the Employer, whose decision shall be final.

      9.4 RECORDS AND REPORTS: The Employer (or the Administrator, if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notification to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

      9.5 OTHER ADMINISTRATOR POWERS AND DUTIES: The Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

            (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

            (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

            (c) To prepare and distribute, in such manner as the Administrator determines to be appropriate, information and explaining the Plan;

            (d) To receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

            (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the plan as are reasonable and appropriate;

            (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

            (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

      The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

      9.6 RULES AND DECISIONS: The Administrator may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

      9.7 ADMINISTRATOR PROCEDURES: The Administrator may act at a meeting or in writing without a meeting. The Administrator shall elect one of its members as chairman, appoint a secretary, who may or may not be a Administrator member, and advise the Trustees of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers, or the Trustees. The Administrator may adopt such by laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Administrator shall be made by the vote of the majority including actions in writing taken without a meeting.

      9.8 AUTHORIZATION OF BENEFIT PAYMENTS: The Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

      9.9 APPLICATION AND FORMS FOR BENEFITS: The Administrator may require a Participant or Beneficiary to complete and file with the Administrator an application for a benefit and all other forms approved by the Administrator, and to furnish all pertinent information requested by the Administrator. The Administrator may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

      9.10 FACILITY OF PAYMENT: Whenever, in the opinion of the Employer and the Administrator, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to apply the payment of the benefit of such period in such manner as the Employer and the Administrator consider available. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

      9.11 INDEMNIFICATION OF THE ADMINISTRATOR: The Administrator and the individual members thereof shall be indemnified by the Employer and not form the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

      9.12 INDEPENDENT APPRAISER: While the Employer Stock is or becomes not readily tradable on an established securities market, then any valuation required under this Plan will be conducted by an independent appraiser (as defined in Section 401(a)(28) of the Code).

                                  ARTICLE X

                                MISCELLANEOUS

      10.1 NON-GUARANTEE OF EMPLOYMENT: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

      10.2 RIGHTS TO TRUST ASSETS: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided form time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. Al payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

      10.3 NON-FORFEITABILITY OF BENEFITS: Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

      10.4 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS: In the event of a permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall, as of the date of such discontinuance, become one hundred percent (100%) vested and nonforfeitable.

                                 ARTICLE XI

                      AMENDMENTS AND ACTION BY EMPLOYER

      11.1 AMENDMENTS: Except as hereinafter provided, the Plan Sponsor shall have the right to amend or modify the Plan and Trust at any time and from time to time to any extent that it may deem advisable provided said amendment is in writing. However, no amendment or modification shall:

            (a) Increase the responsibilities of the Trustees without their written consent; or

            (b) Deprive the Insurer of any protection, except as to the Contracts issued by it after receipt at its home office of notice of the terms of such amendment; or

            (c) Reduce the vested percentage of a Participant's Accrued Benefit. If any amendment could directly or indirectly affect a Participant's vested interest, any Participant with at least three
      (3) Years of Service as of the expiration date of the Election Period described below may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

                  (1)   The adoption date of the amendment,

                  (2)   The effective date of the amendment, or

                  (3) The date the Participant receives written notice of the amendment from the Employer or Administrator.

      Except, however, any Employee who was a Participant as of the later of the effective date or adoption date of this document and who completed three (3) Years of Service shall be subject to the document vesting schedule if any provided such schedule is more liberal than the new vesting schedule. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence.

      For purposes hereof, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. The Participant's Election Period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

            (1)   The adoption date of the amendment,

            (2)   The effective date of the amendment, or

            (3) The date the Participant receives written notice of the amendments from the Plan Administrator.

      11.2 ACTION BY EMPLOYER: Any action by the Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

                                 ARTICLE XII

               SUCCESSOR AND MERGER OR CONSOLIDATION OF PLANS

      12.1 SUCCESSOR: In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

      12.2 CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATION OF PLANS: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

            (a) Each Participant would (if either this Plan or the other plan then terminated) receive benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

            (b) Resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor employer of the affected Participants, its resolution shall include an assumption of liabilities with respect to such Participants inclusion in the new employer's plan, and

            (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

                                ARTICLE XIII

                              PLAN TERMINATIONS

      13.1 RIGHT TO TERMINATE: In accordance with the procedures set forth in this ARTICLE, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continue by a successor to the Employer in accordance with Section 12.1.

      13.2 PARTIAL TERMINATION: Upon termination of the Plan by the Employer with respect to a group of Participants, the Trustees shall, in accordance with the directions of the Administrator, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interests of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 13.3.

      13.3 LIQUIDATION OF THE TRUST FUND: Upon partial or total termination of the Plan, the accounts of all Participant affected thereby shall be come fully vested, and the Administrator may direct the Trustees:
(a) to continue to administer the Trust Fund and pay account balances in accordance with Section 7.5, to Participants affected by the termination upon their termination for employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proprietor to their respective account balances.

      In case the Administrator directs liquidation of the Trust Fund pursuant to (a) above, the expense of administering the Plan and Trust, if not paid by the Employer, shall be paid form the Trust Fund.

      13.4 MANNER OF DISTRIBUTION: To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, subject to the right of Participants to demand Employer Stock relating to their Participant Stock Accounts. All non-cash distributions shall be valued at fair market value at date of distribution.

                                 ARTICLE XIV

                            LEGAL CONSIDERATIONS

      14.1 This Agreement shall be construed under the laws of the State of New York where it is made and under whose laws it shall be enforced.

      14.2 The Administrator is designated to receive any legal process at the offices of the NBTY, INC., 90 Orville Drive, Bohemia, New York 11716.

      IN WITNESS WHEREOF, the Employer has caused its Corporate Seal to be hereunto affixed and this Agreement to be signed by its duly authorized officers, and the Trustees have hereunto signed.

ATTEST:                                NBTY, INC.

/s/ Harvey Kamil                       By: /s/ Scott Rudolph
Corporate Secretary                    President


CORPORATE SEAL:

                                       /s/ Arthur Rudolph
                                       ARTHUR RUDOLPH, Trustee